Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

Direct Dial Number	E-mail Address

August 9, 2023

Amneal Pharmaceuticals, Inc. 400 Crossing Boulevard Bridgewater, New Jersey 08807

Ladies and Gentlemen:

We have acted as counsel to Amneal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 20,000,000 shares of Class A Common Stock, $0.01 par value per share, of the Company (the “Shares”) pursuant to the Amended and Restated Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “Plan”).

We have examined the Registration Statement and the Second Amended and Restated Certificate of Incorporation of the Company and the Plan, each of which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

BEIJING     HONG KONG     HOUSTON     LONDON     LOS ANGELES     PALO ALTO     SÃO PAULO     TOKYO     WASHINGTON, D.C.

Amneal Pharmaceuticals, Inc.	August 9, 2023

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP